NEWS RELEASE
FOR IMMEDIATE RELEASE

RUBY TUESDAY REPORTS FOURTH QUARTER AND FISCAL 2015 RESULTS AND PROVIDES FISCAL 2016 OUTLOOK

•	Fourth Quarter Fiscal 2015 EPS of $0.07 vs. Net Loss Per Share of ($0.01) Last Year
•	Fourth Quarter Adjusted EPS of $0.12 vs. $0.06 Last Year
•	Annual Fiscal 2015 Adjusted EBITDA increased 51.9% to $80.6 Million

MARYVILLE, TN – July 23, 2015 – Ruby Tuesday, Inc. (NYSE: RT) today reported financial results for the fiscal fourth quarter and year ended June 2, 2015.

Financial Performance Highlights
 Results for the fourth quarter include:
•
Net Income from Continuing Operations totaled $4.3 million, or $0.07 per diluted share, compared to a Net Loss from Continuing Operations of $881,000, or ($0.01) per diluted share, for the same quarter in the prior year.  Adjusted Net Income from Continuing Operations* was $7.2 million, or Adjusted EPS* of $0.12 per diluted share, compared to Adjusted Net Income from Continuing Operations of $3.5 million, or Adjusted EPS of $0.06 per diluted share, in the same quarter of the prior year.

•
Total revenue was $296.8 million compared to $307.3 million last year, a decrease of $10.5 million, or 3.4%, primarily due to a net reduction of 10 Company-owned Ruby Tuesday restaurants compared to the fourth quarter last year and a same-restaurant sales decline of 1.7% at Company-owned Ruby Tuesday restaurants. Year-over-year same-restaurant guest counts were down 4.6% for the quarter.

•
During the quarter, the Company prepaid $5.2 million of mortgage debt.  Subsequent to the end of fiscal 2015, the Company further simplified its debt structure by eliminating one mortgage lender with the payoff of $8.3 million of mortgage debt.

*A reconciliation of GAAP to non-GAAP financial measures is included in the schedules accompanying the consolidated financial statements in this release.

Results for the 2015 fiscal year include:
•
Net Loss from Continuing Operations of $3.2 million, or ($0.05) per diluted share, compared to Net Loss from Continuing Operations of $64.9 million, or ($1.08) per diluted share, in the prior year.   Adjusted Net Income from Continuing Operations totaled $695,000, or Adjusted EPS of

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$0.01 per diluted share, compared to an Adjusted Net Loss from Continuing Operations of $39.4 million, or Adjusted EPS of ($0.65), in the prior year.
•
Total revenue from continuing operations was $1.13 billion, a decrease 3.6% from the prior year, primarily due to a net reduction of 10 Company-owned Ruby Tuesday restaurants year over year and a 0.5% decrease in same-restaurant sales at Company-owned restaurants.  Year-over-year same-restaurant guest counts were down 1.4%.

•	Restaurant Level Margins improved 160 basis points to 16.7% of restaurant sales and operating revenue.
•
EBITDA* totaled $70.0 million, a 451% increase over $12.7 million last year.  Adjusted EBITDA* totaled $80.6 million, a 51.9% increase versus $53.1 million last year. (*See non-GAAP reconciliation table)

•
Income tax from continuing operations was a net benefit of $1.9 million on a pre-tax loss from continuing operations of $5.1 million. During the year, the Company’s statutory income tax benefit was reduced by a $9.1 million increase in the tax valuation allowance. (See discussion of deferred income tax valuation allowance)

•	Total net capital expenditures were $30.6 million.
•	The Company had $75.3 million in cash on hand at the end of fiscal 2015 compared to $51.3 million of cash on hand at the end of the prior year.
•	Debt totaled $245 million at the end of the fiscal 2015 compared to $258.7 million at the end of fiscal year 2014.

Comments on Fiscal Year 2015 Accomplishments
JJ Buettgen, Chairman of the Board, President, and CEO, commented, "While we were disappointed with the fourth quarter top-line results, both same-restaurant sales and guest counts improved throughout the quarter and into the first quarter of fiscal 2016.  We are pleased with the progress we made on our brand transformation and business model initiatives in fiscal 2015.   Our annual same-restaurant guest counts were in-line with the Knapp TrackTM industry benchmark, we improved restaurant level margins and lowered SG&A expense which resulted in a meaningful improvement in Adjusted EBITDA.  We have continued to strengthen our balance sheet by reducing debt and building cash reserves.  We are laying a strong foundation for the future of the brand and company.”

Buettgen continued, “Over the past fiscal year, we’ve made headway on each of the four pillars that support our brand transformation:

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•	We have continued to innovate and improve our menu, adding new food and drink options, resulting in increased guest satisfaction ratings on both taste and quality as well as increased average check.
•	We have enhanced our guest service experience by implementing our Memorable Service Training platform, resulting in improved scores in server attentiveness and increased add-on sales.
•	We began work on enhancing the restaurant atmosphere by developing new design elements to be tested in fiscal 2016.
•
We are becoming more strategic and targeted in our communication and marketing efforts as we diversify our communications model to achieve a broader reach and focusing marketing spend on new product and service launches.”

Fiscal 2016 Outlook
Management estimates Adjusted EPS to range from $0.12 to $0.17, based on the following assumptions:
•	Same-Restaurant Sales – Fiscal 2016 same-restaurant sales to be in the range of flat to up 2%. First quarter-to-date, same-restaurant sales are in-line with this range.
•	Unit Development – A net reduction of 11-14 Company-owned Ruby Tuesday restaurants.
•	Restaurant Level Margins – Fiscal 2016 Restaurant Level Margins ranging from 17.0% to 17.5% of restaurant sales and operating revenue which compares to 16.7% in fiscal 2015.
•	Selling, General, and Administrative Expense – Fiscal 2016 SG&A ranging from $116 to $120 million, compared to $115.3 million in fiscal 2015.
•
Effective Tax Rate and Taxes – An effective tax rate of approximately 44%.  As discussed below, the Company is limited in the amount of tax credits that can be utilized each year based upon taxable income for that year and currently cannot recognize a full benefit of any year’s currently generated tax credits or tax credit carry-forwards.

•	Capital Expenditures – Fiscal 2016 capital expenditures ranging from $34 to $38 million.

Deferred Income Tax Valuation Allowance
The Company has a three-year cumulative pre-tax loss, which management considered when evaluating the realization of gross deferred tax assets.  In accordance with generally accepted accounting principles, the three-year cumulative pre-tax loss is taken into account in the analysis of the realization of these deferred tax assets, despite the Company’s expectation that it will realize earnings during this period, and has resulted in the establishment of the valuation allowance, which was $62.8 million at the end of fiscal 2015.  Given the nature of the Company’s deferred tax assets and the long

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carry-forward period associated with its employment tax credits and state net operating loss carry- forwards, the Company expects to eventually recover a substantial amount of the deferred tax assets to the extent the Company generates sufficient levels of income.

*Non-GAAP Reconciliations
The Company believes excluding certain items from its financial results provides investors with a clearer understanding of the Company’s operating performance and comparison to prior-period results.  In addition, management uses these non-GAAP financial measures and ratios to assess the results of the Company’s operations.

We have included Adjusted EBITDA, Adjusted Net Income / (Loss) from Continuing Operations and Adjusted EPS to provide investors with supplemental measures of our operating performance.  We believe these are important supplemental measures of operating performance because they eliminate items that have less bearing on our Company-wide operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on financial measures in accordance with United States Generally Accepted Accounting Principles (GAAP). We also believe that securities analysts, investors and other interested parties frequently use EBITDA, Adjusted EBITDA, and Adjusted Net Income / (Loss) from Continuing Operations in the evaluation of issuers. Because other companies in some cases calculate EBITDA, Adjusted EBITDA, Adjusted Net Income / (Loss) from Continuing Operations, or Adjusted EPS differently from the way we calculate such measures, these metrics may not be comparable to similarly titled measures reported by other companies.  Additionally, supplemental non-GAAP financial measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

The use of these measures permits a comparative assessment of the Company's operating performance relative to its performance based on U.S. GAAP results, while isolating the effects of certain items that vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, the inclusion of these adjusted measures should not be construed as an indication that future results will be unaffected by unusual or infrequent items or that the items for which the adjustments have been made are unusual or infrequent.

The following table shows the reconciliation of Net Income / (Loss) from Continuing Operations, the most directly comparable GAAP measure, to EBITDA, Adjusted EBITDA, Adjusted Net Income / (Loss) from Continuing Operations and Adjusted EPS, all non-GAAP financial measures.  The Company defines EBITDA as income before interest, taxes, and depreciation and amortization and Adjusted EBITDA is

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defined as EBITDA, excluding certain non-cash and non-recurring expenses including, but not limited to: Restaurant Closing Costs, Impairments, Executive Transition & Severance, Other Corporate Restructuring Charges, and Loss on the Extinguishment of Debt.  Adjusted Net Income / (Loss) from Continuing Operations is defined as Net Income / (Loss) from Continuing Operations, excluding certain non-cash or non-recurring expenses as detailed in Adjusted EBITDA, net of tax as well as adjustments related to Debt Prepayment Penalties, Deferred Financing Fees and Income Tax Valuation Allowance.   Adjusted EPS is defined as Adjusted Net Income / (Loss) from Continuing Operations divided by shares outstanding.

Non-GAAP Reconciliation Table
Reconciliation of Adjusted EBITDA, Adjusted Net Income / (Loss) From Continuing Operations, and Adjusted EPS
(Amounts in thousands except per share amounts)
(Unaudited)
	13 Weeks	13 Weeks	52 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	June 2,	June 3,	June 2,	June 3,
	2015	2014	2015	2014

Net (Loss)/Income from Continuing Operations	$4,283	$(881)	$(3,194)	$(64,910)

Depreciation	12,547	13,377	50,148	54,828
Amortization of Intangibles	525	586	2,243	2,519
Interest Expense, Net	5,952	5,605	22,735	24,945
Provision/(Benefit) for Income Taxes from Continuing Operations	1,430	3,205	(1,911)	(4,665)
EBITDA	$24,737	$21,892	$70,021	$12,717
Restaurant Closures, Impairments(1)	3,994	6,884	10,542	32,831
Executive Transition (2)	-	213	-	1,188
Intangible Impairment Costs (3)	-	-	-	855
Severance & Other Corporate Restructuring Charges	-	-	-	4,095
Loss on Extinguishment of Debt(4)	-	181	-	1,364

Adjusted EBITDA	$28,731	$29,170	$80,563	$53,050

Net Income/(Loss) from Continuing Operations	$4,283	$(881)	$(3,194)	$(64,910)

Restaurant Closures, Impairments (net of tax)(1)(5)	2,409	4,152	6,358	19,800
Executive Transition (net of tax)(2)(5)	-	128	-	716
Intangible Impairment Costs (net of tax)(3)(5)	-	-	-	516
Severance & Other Corporate Restructuring Charges (net of tax)(5)	-	-	-	2,470
Loss on Extinguishment of Debt (net of tax)(4)(5)	-	109	-	823
Debt Prepay Penalties & Deferred Financing Fees (net of tax)(5) (6)	482	-	705	1,167
Income Tax Valuation Allowance (7)	-	-	(3,174)	-

Adjusted Net Income/(Loss) from Continuing Operations	$7,174	$3,508	$695	$(39,418)

EPS ((Loss) Per Share from Continuing Operations) (8)	$0.07	$(0.01)	$(0.05)	$(1.08)

Adjusted EPS (8)	$0.12	$0.06	$0.01	$(0.65)

Basic Shares Outstanding	60,725	60,353	60,580	60,231

Diluted Shares Outstanding	61,709	60,895	61,390	60,231

May not add due to rounding.

(1) Includes impairments, lease reserves, and closing cost adjustments.
(2) Includes search fees, signing and retention bonuses, relocation, and travel-related expenses resulting from Executive transitions.
(3) Q3 FY14 relates to the Lime Fresh trademark impairment.
(4) Includes loss on extinguishment of debt not included in interest expense.
(5) Adjusted for taxes based on a statutory tax rate of 39.69%.
(6) Debt prepayment penalties and the write-off of deferred financing fees are classified within Interest expense and included in EBITDA calculation and therefore not a separate add-back for Adjusted EBITDA.
(7) Represents an immaterial prior period correction to our deferred tax valuation allowance.
(8) Net Income and Adjusted Net Income per share figures are calculated based on diluted shares outstanding whereas Net Loss and Adjusted Net Loss per share figures are calculated based on basic shares outstanding.

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ABOUT RUBY TUESDAY

Ruby Tuesday, Inc. has 736 Company-owned and/or franchise Ruby Tuesday brand restaurants in 44 states, 13 foreign countries, and Guam, in addition to 26 Company-owned and/or franchise Lime Fresh brand restaurants in six states and the District of Columbia.  As of June 2, 2015, we owned and operated 658 Ruby Tuesday restaurants and franchised 78 Ruby Tuesday restaurants, comprised of 29 domestic and 49 international restaurants.  We also owned and operated 19 Lime Fresh restaurants and franchised seven Lime Fresh domestic restaurants.  Our Company-owned and operated restaurants are concentrated primarily in the Southeast, Northeast, Mid-Atlantic, and Midwest of the United States, which we consider to be our core markets.

Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol:  RT).
Source:  Ruby Tuesday, Inc.
(Corporate):  Jill Golder, EVP & Chief Financial Officer / 865-379-5700
(Analysts):    Dominique Piccolo, Director, Treasury and Investor Relations / 865-379-5725

The Company will host a conference call, which will be a live web-cast, this afternoon at 5:00 p.m. Eastern Time.   The call will be available live at the following website:

http://www.rubytuesday.com

Special Note Regarding Forward-Looking Information

This press release contains various forward-looking statements, which represent our expectations or beliefs concerning future events, including one or more of the following:  future financial performance (including our estimates of growth in same-restaurant sales, average sales per restaurant, operating margins, expenses and other items), future capital expenditures, the effect of strategic initiatives (including statements relating to cost savings initiatives and the benefits of our television marketing), the opening or closing of restaurants by us or our franchisees, sales of our real estate or purchases of new real estate, future borrowings and repayments of debt, availability of financing on terms attractive to the Company, compliance with financial covenants in our debt instruments, payment of dividends, stock and bond repurchases, restaurant acquisitions, and changes in senior management and in the Board of Directors.  We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements, including, without limitation, the following: general economic conditions; changes in promotional, couponing and advertising strategies; changes in our customers’ disposable income; consumer spending trends and habits; increased competition in the restaurant market; governmental laws and regulations, including those affecting labor and employee benefit costs, such as further potential increases in state and federally mandated minimum wages, and healthcare reform; the impact of pending litigation; customers’ acceptance of changes in menu items; changes in the availability and cost of capital; potential limitations imposed by debt covenants under our debt instruments; weather conditions in the regions in which Company-owned and franchised restaurants are operated; costs and availability of food and beverage inventory, including supply and delivery shortages or interruptions; significant fluctuations in energy prices; security breaches of our customers’ or employees’ confidential information or personal data or the failure of our information technology and computer systems; our ability to attract and retain qualified managers, franchisees and team members; impact of adoption of new accounting standards; impact of food-borne illnesses resulting from an outbreak at either one of our restaurant concepts or other competing restaurant concepts; and effects of actual or threatened future terrorist attacks in the United States.

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Ruby Tuesday, Inc.
Number of restaurants at end of period
	June 2,	June 3,
	2015	2014
Ruby Tuesday:
Company-Owned	658	668
Domestic Franchised	29	31
International Franchised	49	48
Total	736	747

Lime Fresh:
Company-Owned	19	20
Domestic Franchised	7	6
Total	26	26

Total Restaurants:
Company-Owned	677	688
Domestic Franchised	36	37
International Franchised	49	48
System-wide total	762	773

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RUBY TUESDAY, INC.

Financial Results For the Fourth Quarter and Year Ended June 2, 2015
(Amounts in thousands except per share amounts)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	13 Weeks		13 Weeks		52 Weeks		52 Weeks
	Ended		Ended		Ended		Ended
	June 2,	Percent	June 3,	Percent	June 2,	Percent	June 3,	Percent
	2015	of Revenue	2014	of Revenue	2015	of Revenue	2014	of Revenue

Revenue:
Restaurant sales and operating revenue	$295,087	99.4	$305,648	99.5	$1,120,142	99.4	$1,162,423	99.5
Franchise revenue	1,725	0.6	1,663	0.5	6,424	0.6	6,323	0.5
Total Revenue	296,812	100.0	307,311	100.0	1,126,566	100.0	1,168,746	100.0

Operating Costs and Expenses:
(as a percent of Restaurant sales and operating revenue)
Cost of goods sold	80,717	27.4	82,934	27.1	305,306	27.3	321,521	27.7
Payroll and related costs	96,775	32.8	102,778	33.6	383,261	34.2	404,379	34.8
Other restaurant operating costs	62,928	21.3	63,463	20.8	244,352	21.8	260,447	22.4

Restaurant Level Margin (excludes franchise revenue)	54,667	18.5	56,473	18.5	187,223	16.7	176,076	15.1

Depreciation	12,547	4.3	13,377	4.4	50,148	4.5	54,828	4.7
(as a percent of Total revenue)
Selling, general and administrative, net	28,186	9.5	29,765	9.7	115,327	10.2	137,151	11.7
Closures and impairments, net	3,994	1.3	6,884	2.2	10,542	0.9	32,831	2.8
Trademark impairments	-	-	-	0.0	-	-	855	0.1
Total operating costs and expenses	285,147		299,201		1,108,936		1,212,012

Earnings/(Loss) From Operations	11,665	3.9	8,110	2.6	17,630	1.6	(43,266)	(3.7)

Interest expense, net	5,952	2.0	5,605	1.8	22,735	2.0	24,945	2.1

Loss on extinguishment of debt	-	-	181	0.1	-	-	1,364	0.1

Income/(loss) from continuing operations before income taxes	5,713	1.9	2,324	0.8	(5,105)	(0.5)	(69,575)	(6.0)
Provision/(benefit) for income taxes from continuing operations	1,430	0.5	3,205	1.0	(1,911)	(0.2)	(4,665)	(0.4)
Net Income/(Loss) from Continuing Operations	4,283	1.4	(881)	(0.3)	(3,194)	(0.3)	(64,910)	(5.6)

Income from discontinued operations, net of tax	-	-	467	0.2	-	-	564	0.0

Net Income/(Loss)	$4,283	1.4	$(414)	(0.1)	$(3,194)	(0.3)	$(64,346)	(5.5)

Basic Income/(Loss) Per Share:
Income/(Loss) from continuing operations	$0.07		$(0.01)		$(0.05)		$(1.08)
Income from discontinued operations	-		-		-		0.01
Basic Net Income/(Loss) Per Share	$0.07		$(0.01)		$(0.05)		$(1.07)

Diluted Income/(Loss) Per Share:
Income/(Loss) from continuing operations	$0.07		$(0.01)		$(0.05)		$(1.08)
Income from discontinued operations	-		-		-		0.01
Diluted Net Income/(Loss) Per Share	$0.07		$(0.01)		$(0.05)		$(1.07)

Shares:
Basic	60,725		60,353		60,580		60,231
Diluted	61,709		60,353		60,580		60,231

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RUBY TUESDAY, INC.

Financial Results For the Fourth Quarter
of Fiscal Year 2015
(Amounts in thousands)
(Unaudited)
	June 2,	June 3,
CONDENSED BALANCE SHEETS	2015	2014
Assets
Cash and Cash Equivalents	$75,331	$51,326
Receivables	5,287	4,861
Inventories	20,411	21,174
Income Tax Receivable	-	2,133
Deferred Income Taxes, Net	-	3,397
Prepaid Rent and Other Expenses	13,181	12,216
Assets Held for Sale	5,453	4,683

Total Current Assets	119,663	99,790

Property and Equipment, Net	752,174	794,846
Other Assets	57,554	61,791

Total Assets	$929,391	$956,427

Liabilities
Current Portion of Long Term Debt, including
Capital Leases	$10,861	$4,816
Income Tax Payable	1,069	-
Other Current Liabilities	99,234	109,007

Total Current Liabilities	111,164	113,823

Long-Term Debt, including Capital Leases	234,173	253,875
Deferred Income Taxes, Net	1,442	3,500
Deferred Escalating Minimum Rents	50,768	48,827
Other Deferred Liabilities	66,261	75,193

Total Liabilities	463,808	495,218

Shareholders' Equity	465,583	461,209

Total Liabilities and
Shareholders' Equity	$929,391	$956,427

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Non-GAAP Reconciliation Table
Reconciliation of Adjusted EBITDA, Adjusted Net Income / (Loss) From Continuing Operations, and Adjusted EPS
(Amounts in thousands except per share amounts)
(Unaudited)
	52 Weeks	13 Weeks	13 Weeks	13 Weeks	13 Weeks	52 Weeks	13 Weeks	13 Weeks	13 Weeks	13 Weeks
	Ended	Ended	Ended	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	June 2,	June 2,	March 3,	December 2,	September 2,	June 3,	June 3,	March 4,	December 3,	September 3,
	2015	2015	2015	2014	2014	2014	2014	2014	2013	2013

Net (Loss)/Income from Continuing Operations	$(3,194)	$4,283	$(769)	$(9,273)	$2,565	$(64,910)	$(881)	$(7,393)	$(34,737)	$(21,899)

Depreciation	50,148	12,547	12,405	12,538	12,658	54,828	13,377	13,327	13,915	14,209
Amortization of Intangibles	2,243	525	556	581	581	2,519	586	585	683	665
Interest Expense, Net	22,735	5,952	5,446	5,915	5,422	24,945	5,605	5,967	6,620	6,753
Provision/(Benefit) for Income Taxes from Continuing Operations	(1,911)	1,430	(112)	(595)	(2,634)	(4,665)	3,205	(807)	(1,910)	(5,153)
EBITDA	$70,021	$24,737	$17,526	$9,166	$18,592	$12,717	$21,892	$11,679	$(15,429)	$(5,425)
Closures and Impairments(1)	10,542	3,994	3,991	1,075	1,482	32,831	6,884	3,771	14,143	8,033
Executive Transition (2)	-	-	-	-	-	1,188	213	190	355	430
Intangible Impairment Costs (3)	-	-	-	-	-	855	-	855	-	-
Severance & Other Corporate Restructuring Charges	-	-	-	-	-	4,095	-	464	2,564	1,067
Loss on Extinguishment of Debt(4)	-	-	-	-	-	1,364	181	-	672	511

Adjusted EBITDA	$80,563	$28,731	$21,517	$10,241	$20,074	$53,050	$29,170	$16,959	$2,305	$4,616

Net Income/(Loss) from Continuing Operations	$(3,194)	$4,283	$(769)	$(9,273)	$2,565	$(64,910)	$(881)	$(7,393)	$(34,737)	$(21,899)

Closures and Impairments (net of tax)(1)(5)	6,358	2,409	2,407	648	894	19,800	4,152	2,274	8,530	4,845
Executive Transition (net of tax)(2)(5)	-	-	-	-	-	716	128	115	214	259
Intangible Impairment Costs (net of tax)(3)(5)	-	-	-	-	-	516	-	516	-	-
Severance & Other Corporate Restructuring Charges (net of tax)(5)	-	-	-	-	-	2,470	-	280	1,546	644
Loss on Extinguishment of Debt (net of tax)(4)(5)	-	-	-	-	-	823	109	-	405	308
Debt Prepay Penalties & Deferred Financing Fees (net of tax)(5) (6)	705	482	-	223	-	1,167	-	-	1,167	-
Income Tax Valuation Allowance (7)	(3,174)	-	-	-	(3,174)	-	-	-	-	-

Adjusted Net Income/(Loss) from Continuing Operations	$695	$7,174	$1,638	$(8,402)	$285	$(39,418)	$3,508	$(4,209)	$(22,875)	$(15,843)

Income/(Loss) Per Share from Continuing Operations (8)	$(0.05)	$0.07	$(0.01)	$(0.15)	$0.04	$(1.08)	$(0.01)	$(0.12)	$(0.58)	$(0.36)

Adjusted EPS (8)	$0.01	$0.12	$0.03	$(0.14)	$0.00	$(0.65)	$0.06	$(0.07)	$(0.38)	$(0.26)

Basic Shares Outstanding	60,580	60,725	60,643	60,534	60,419	60,231	60,353	60,351	60,196	60,026

Diluted Shares Outstanding	61,390	61,709	61,506	60,534	61,053	60,231	60,895	60,351	60,196	60,026

May not add due to rounding.

(1) Includes impairments, lease reserves, and closing cost adjustments.
(2) Includes search fees, signing and retention bonuses, relocation, and travel-related expenses resulting from Executive transitions.
(3) Q3 FY14 relates to the Lime Fresh trademark impairment.
(4) Includes loss on extinguishment of debt not included in interest expense.
(5) Adjusted for taxes based on a statutory tax rate of 39.69%.
(6) Debt prepayment penalties and the write-off of deferred financing fees are classified within Interest expense and included in EBITDA calculation and therefore not a separate add-back for Adjusted EBITDA.

(7) Represents an immaterial prior period correction to our deferred tax valuation allowance.
(8) Net Income and Adjusted Net Income per share figures are calculated based on diluted shares outstanding whereas Net Loss and Adjusted Net Loss per share figures are calculated based on basic shares outstanding.